EXHIBIT 1

Joint Filing Agreement

The undersigned hereby agree that this Statement with respect to the common stock of CoolSavings, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 23, 2005	LANDMARK COMMUNICATIONS, INC.

	By:	/s/ Guy R. Friddell, III
	Name:	Guy R. Friddell, III
	Title:	Executive Vice President and
General Counsel

Dated: November 23, 2005	LANDMARK NV-C VENTURES GROUP, INC.

	By:	/s/ Guy R. Friddell, III
	Name:	Guy R. Friddell, III
	Title:	Vice President

Dated: November 23, 2005	LANDMARK VENTURES VII, LLC

	By:	/s/ Guy R. Friddell, III
	Name:	Guy R. Friddell, III
	Title:	Vice President

Dated: November 23, 2005	CSAV HOLDINGS, INC.

	By:	/s/ Guy R. Friddell, III
	Name:	Guy R. Friddell, III
	Title:	Vice President